Exhibit 99.1

TRxADE Health, Inc. Announces Special Cash Dividend

TAMPA, FL – (March 6, 2024) – TRxADE HEALTH Inc. (Nasdaq: MEDS) (the “Company”), announced that the Company’s board of directors has declared a special cash dividend of $8.00 per share of common stock. The special dividend is being paid using a portion of the proceeds from the closing of the recently announced sale of the Company’s web-based market platform assets. The special cash dividend is payable to stockholders of record as of March 18, 2024, with the dividend being paid on or about March 22, 2024.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against us; unanticipated difficulties or expenditures relating to our business plan; and those risks detailed in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Investor Contact:

TRxADE Health, Inc.

2420 Brunello Trace

Lutz, Florida 33558

Email: IR@trxade.com